CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                    COMPUTATION OF PER SHARE EARNINGS
                  (in thousands except per share data)
                                  EXHIBIT 11

                                                           Income from
                                                      Continuing Operations
                                                      ---------------------
                                                        Three Months Ended
                                                             March 31,
                                                      ---------------------
                                                          1998       1997
                                                      ---------------------

Computation of Earnings Per Common Share
----------------------------------------
Reported Income                                       $ 6,251      $ 7,377
                                                      =======      =======


Average number of shares outstanding                    9,989        9,928
                                                      =======      =======


Earnings share                                        $   .63      $   .74
                                                      =======      =======



Computation of Diluted Earnings Per Common Share
------------------------------------------------
Reported Income                                       $ 6,251      $ 7,377
                                                      =======      =======


Average number of shares outstanding                    9,989        9,928
Effect of nonvested stock awards                           44           23
Effect of unexercised stock options                        57           39
                                                      -------      -------


Average number of shares used to compute
   diluted earnings per common share                   10,090        9,990
                                                      =======      =======


Earnings per common share
  assuming full dilution                              $   .62      $   .74
                                                      =======      =======

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                                    Page 11 of 12
                     CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                          COMPUTATION OF PER SHARE EARNINGS
                        (in thousands except per share data)
                                 EXHIBIT 11 (continued)

                                                            Net Income
                                                      ---------------------
                                                        Three Months Ended
                                                             March 31,
                                                      ---------------------
                                                          1998       1997
                                                      ---------------------
Computation of Earnings Per Common Share
----------------------------------------
Reported Income                                       $ 6,251      $ 8,487
                                                      =======      =======


Average number of shares outstanding                    9,989        9,928
                                                      =======      =======


Earnings per common share                             $   .63      $   .85
                                                      =======      =======



Computation of Diluted Earnings Per Common Share
------------------------------------------------
Reported Income                                       $ 6,251      $ 8,487
Impact of subsidiary stock options                          -           (5)
                                                      -------      -------
Adjusted income                                       $ 6,251      $ 8,482
                                                      =======      =======


Average number of shares outstanding                    9,989        9,928
Effect of nonvested stock awards                           44           23
Effect of unexercised stock options                        57           39
                                                      -------      -------


Average number of shares
   used to compute diluted
   earnings per common share                           10,090        9,990
                                                      =======      =======

Earnings per common share
  assuming full dilution                              $   .62      $   .85
                                                      =======      =======



                                        E - 1

                                    Page 12 of 12